SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2007

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

213-613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition of Assets

On January 31, 2007, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (a subsidiary of Thomas Properties Group, Inc. (the “Company”)) and the California State Teachers’ Retirement System (“CalSTRS”), completed the acquisition of two Class A office properties totaling approximately 580,000 square feet in Fairfax, VA. The press release announcing the transaction is included as Exhibit 99.1 hereto.

The aggregate purchase price was $166.5 million. The acquisition and closing costs were funded with $135.3 million of mortgage financing proceeds and approximately $43.1 million of equity provided by TPG/CalSTRS, LLC. Of the total equity, Thomas Properties Group, L.P. provided $10.8 million and CalSTRS provided $32.3 million. Financing for the acquisition at closing consisted of a senior two-year $55.0 million loan (with three one-year extension options) bearing interest at LIBOR plus the applicable percentage; a mezzanine two-year $36.0 million loan (with three one-year extension options) bearing interest at LIBOR plus the applicable percentage; and a ten-year $44.3 million mortgage with a fixed rate of 5.52% per annum.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1—	Press Release of Thomas Properties Group, Inc. dated February 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing

Chief Financial Officer

February 5, 2007